                                  [LETTERHEAD]





                                 LOAN AGREEMENT

                               November 20, 1997



Horizon Pharmacies. Inc.
275 W. Princeton Drive
Princeton, Texas 75407

Ladies and Gentlemen:


     This Loan Agreement (the "LOAN AGREEMENT") will serve to set forth the terms of the financing transactions by and between HORIZON PHARMACIES, INC. ("BORROWER"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("BANK"):

     1. CREDIT FACILITY. Subject to the terms and conditions set forth in this Agreement and the other agreements, and documents evidencing, securing, governing, guaranteeing and/or pertaining to the loan, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "LOAN AGREEMENT"), Bank hereby agrees to provide to Borrower the credit facility or facilities hereinbelow (whether one or more, the "CREDIT FACILITY"):

          BORROWING BASE LINE OF CREDIT. Subject to the terms and conditions set forth herein, Bank agrees to lend to Borrower (the "BORROWING BASE LINE OF CREDIT"), on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this Credit Facility from time to time, such amounts as Borrower may request hereunder: PROVIDED, HOWEVER, the total principal amount outstanding at any time shall not exceed the lesser of
     (a)(i) an amount equal to the Borrowing Base Amount (as such term is defined hereinbelow), or (ii) $2,000,000.00 LESS (b) the amount of the outstanding Letter of Credit Liabilities (as hereinafter defined). If at any time the sum of the aggregate principal amount outstanding under the Borrowing Line of Credit PLUS the amount of the outstanding Letter of Credit Liabilities exceeds and amount equal to the Borrowing Base Amount, Borrower agrees to immediately repay to Bank such excess amount, PLUS all accrued but unpaid

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Horizon Pharmacies, Inc.
November 20, 1997
Page 2

     interest thereon. Subject to the terms and conditions hereof Borrower may borrow, repay and reborrow hereunder. Borrower agrees that for a period of not less than 30 consecutive days during each calendar year, Borrower shall have repaid the entire outstanding principal amount of the Borrowing Base Line of Credit, together with all accrued but unpaid interest thereon. The sums advanced under the Borrowing Base Line of Credit shall be used for working capital.

     As used in this Loan Agreement, the term "BORROWING BASE AMOUNT" shall have the meaning set forth hereinbelow:

     An amount equal to 50% of the Borrower's Eligible Inventory.

     As used herein, the term "ELIGIBLE INVENTORY" shall mean as of any date, the aggregate value of all inventory of raw materials and finished goods (excluding work in progress and packaging materials, supplies and any advertising costs capitalized into inventory) then owned by Borrower and held for sale, lease or other disposition in the ordinary course of its business, in which Bank has a first priority lien, excluding (i) inventory which is damaged, defective, obsolete or otherwise unsalable in the ordinary course of Borrower's business, (ii) inventory which has been returned or rejected, and (iii) inventory subject to any consignment arrangement between Borrower and any other person or entity. For purposes of this definition, EligibLe Inventory shall be valued at the lower of cost (excluding the cost of labor) or market value.

All advances under the Credit facility shall be collectively called the "LOAN". Bank reserves the right to require Borrower to give Bank not less than one (1) business day prior notice of each requested advance under the Credit Facility, specifying (i) the aggregate count of such requested advance, (ii) the requested date of such advance, and (iii) the purpose for such advance, with such advances to be requested in a form satisfactory to Bank.

     2. PROMISSORY NOTE. The Loan shall be evidenced by one or more promissory notes (whether one or more, together with any renewals, extensions and increases thereof, the "NOTE") duly executed by Borrower and payable to the order of Bank, in form and substance acceptable to Bank. Interest on the Note shall accrue at the rate set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Loan Agreement.

     3.   LETTERS OF CREDIT.

          (a) ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions of this Loan Agreement, Bank agrees to issue one or more letters of credit (collectively, the "LETTERS OF CREDIT") for the account of Borrower from time to time from the date hereof to and including the maturity date of the Note, PROVIDED, however, that the Bank's outstanding commitments under all outstanding Letters of Credit (the "LETTER OF CREDIT LIABILITIES") shall not at any time exceed (i) the lesser of (1) an amount equal to the

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Horizon Pharmacies, Inc.
November 20, 1997
Page 3

     Committed Sum, or (2) an amount equal to the Borrowing Base Amount, LESS
     (ii) the aggregate principal amount outstanding under the Borrowing Base Line of Credit. All Letters of Credit shall have an expiration date of on or prior to the maturity date of the Note, must support a transaction that is entered into in the ordinary course of business, must otherwise be satisfactory in form and substance to Bank, and shall be issued pursuant to such documents and instruments, including, without limitation, Bank's standard application and agreement for issuance of letters of credit, as then in effect ("LETTER OF CREDIT APPLICATION") as Bank may require. No Letter of Credit shall require any payment by Bank to the beneficiary thereunder pursuant to a drawing prior to the third business day following presentment of a draft and any related documents to Bank. Each Letter of Credit shall be issued on at least one (1) business days prior notice from Borrower to Bank.

          (b) REPAYMENT. Each payment by Bank pursuant to a drawing under a Letter of Credit must be repaid to Bank immediately by Borrower in accordance with the terms of the subject Letter of Credit Application.

          (c) FEE. Borrower shall pay to Bank a letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to one and one-half (1.50%) per annum of the stated amount of such Letter of Credit, for the stated term of such Letter of Credit, based on a 360 day year and the actual number of days elapsed.

     4. COLLATERAL. As collateral and security for the indebtedness evidenced by the Note and any and all other indebtedness or obligations from time to time owing by Borrower to Bank, Borrower shall grant, and hereby grants, to Bank, its successors and assigns, a first and prior lien and security interest in and to the property described hereinbelow, together with any and all PRODUCTS AND PROCEEDS thereof (the "COLLATERAL"):

          (a) All present and future accounts, chattel paper, documents, instruments, deposit accounts and general intangibles (including any right to payment for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed by Borrower), now or hereafter owned, held, or acquired by Borrower, together with any and all books of account, customer lists and other records relating in any way to the foregoing.

          (b) All present and hereafter acquired inventory (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of service, in whole or in part, by Borrower wherever located.

The term "Collateral" shall also include all records and data relating to any of the foregoing (including, without limitation, any computer software on which such records and data may be located). Borrower agrees to execute such security agreements, assignments, deeds of trust and

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Horizon Pharmacies, Inc.
November 20, 1997
Page 4

other agreements and documents as Bank shall deem appropriate and otherwise require from time to time to more fully create and perfect Bank's lien and security interests in the Collateral.

     5. GUARANTORS. As a condition precedent to the Bank's obligation to make the Loan to Borrower, Borrower agrees to cause HORIZON HOME CARE, INC., a Texas corporation (whether one or more, the "GUARANTORS") to each execute and deliver to Bank contemporaneously herewith a guaranty agreement, in form and substance satisfactory to Bank.

     6. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants, and upon each request for an advance under the Borrowing Base Line of Credit and each request for the issuance of a Letter of Credit further represents and warrants, to Bank as follows:

          (a) EXISTENCE. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and all other states where it is doing business, and has all requisite power and authority to execute and deliver the Loan Documents.

          (b) BINDING OBLIGATIONS. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

          (c) NO CONSENT. The execution, delivery and performance of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of its articles of certificate of incorporation or bylaws, if Borrower is a corporation, or its partnership agreement, if Borrower is a partnership, or any agreement or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or
     (ii) require the consent, approval or authorization of any third party.

          (d) FINANCIAL CONDITION. Each financial statement of Borrower supplied to the Bank truly discloses and fairly presents Borrower's financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to the Bank.

          (e) LITIGATION. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if

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Horizon Pharmacies, Inc.
November 20, 1997
Page 5

     determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

          (f) TAXES; GOVERNMENTAL CHARGES. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

     7. CONDITIONS PRECEDENT TO ADVANCES. Bank's obligation to make any advance under the Borrowing Base Line of Credit or issue any Letters of Credit under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (i) all representations and warranties made to Bank in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date, (ii) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Bank by Borrower shall have occurred and be continuing, (iii) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), (iv) Bank's receipt of all Loan Documents appropriately executed by Borrower and all other proper parties, (v) Bank's receipt of landlord waivers, in form and substance satisfactory to Bank, from the landlord of each Property (as hereinafter defined) within thirty (30) days of the date hereof, (vi) Bank's receipt of UCC-3 financing statements terminating all security interests other than those securing the Seller Financing (as hereinafter defined) or as otherwise permitted by Bank, within thirty (30) days of the date hereof, and
(vii) Bank's receipt of all additional documentation necessary for Bank to obtain a perfected security interest in the Collateral and exercise its remedies with respect to such Collateral upon the occurrence of an Event of Default.

     8. AFFIRMATIVE COVENANTS. Until (i) the Note, the outstanding Letter of Credit Liabilities and all other obligations and liabilities of Borrower under this Loan Agreement and the other loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Bank shall otherwise consent in writing:

          (a) ACCOUNTS AND RECORDS. Maintain its books and records in accordance with generally accepted accounting principles.

          (b) RIGHT OF INSPECTION. Permit Bank to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times.

          (c) RIGHT TO ADDITIONAL INFORMATION. Furnish Bank with such additional information and statements, lists of assets and liabilities, tax returns, and other reports

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Horizon Pharmacies, Inc.
November 20, 1997
Page 6

     with respect to Borrower's financial condition and business operations as Bank may request from time to time.

          (d) COMPLIANCE WITH LAWS. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

          (e) TAXES. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits, provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and
     (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

          (f) INSURANCE. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker's compensation, business interruption and other insurance deemed necessary or otherwise required by Bank.

          (g) NOTICE OF INDEBTEDNESS. Promptly inform Bank of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

          (h) NOTICE OF LITIGATION. Promptly after the commencement thereof, notify Bank of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties.

          (i)  NOTICE OF MATERIAL ADVERSE CHANGE. Promptly inform Bank of
     (i) any and all material adverse changes in Borrower's financial condition, and (ii) all claims made against Borrower which could materially affect the financial condition of Borrower.

          (J) ADDITIONAL DOCUMENTATION. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

          (k) LICENSE. At least two of the three licensed pharmacists on the Board of Directors of Borrower shall maintain their pharmaceutical licenses issued by the applicable

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Horizon Pharmacies, Inc.
November 20, 1997
Page 7

     state Board of Pharmacy. Upon the occurrence of an Event of Default, such licensed pharmacist agrees to assist Bank dispose of the pharmaceuticals comprising the Eligible Inventory in compliance with applicable state and federal law in the manner Bank determines appropriate in its sole discretion.

     9. NATIVE COVENANTS. Until (i) the Note, the outstanding Letter of Credit Liabilities and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Bank:

          (a) NATURE OF BUSINESS. Make any material change in the nature of its business as carried on as of the date hereof.

          (b) LIQUIDATIONS, MERGERS, CONSOLIDATIONS. Liquidate, merge or consolidate with or into any other entity unless after such merger or consolidation Borrower is the surviving entity.

          (c) SALE OF ASSETS. Sell, transfer or otherwise dispose of any of its assets or properties, other than in the ordinary course of business.

          (d) LIENS. Create or incur any lien or encumbrance on any of its assets, other than (i) Liens and security interest securing indebtedness owing to Bank, (ii) liens for taxes, assessments or similar charges with
     (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, and
     (iii) liens and security interest existing as of the date hereof which have been disclosed to and approved by the Bank in writing and (iv) liens and security interests granted by Borrower on inventory located at a retail pharmacy ("PROPERTY") being acquired by Borrower in connection with the Seller financing of the acquisition of such Property ("SELLER FINANCING").

          (e) INDEBTEDNESS. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Bank, and (ii) borrowings outstanding on the date hereof and disclosed in writing to Bank and (iii) borrowings which do not exceed in the aggregate in any fiscal year (A) $2,000,000.00 in additional Seller Financing and (B) $500,000.00 for purchase money indebtedness.

          (f) CHANGE IN MANAGEMENT. Permit a change in the senior management of Borrower.

          (g)  LOAN.  Make any loans to any person or entity.

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Horizon Pharmacies, Inc.
November 20, 1997
Page 8

          (h) TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "AFFILIATE" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

     10. FINANCIAL COVENANTS. Until (i) the Note, the outstanding Letter of Credit Liabilities and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will maintain the following financial covenants:

          (a)  CURRENT RATIO. Borrower will maintain, at all times, a ratio of
     (i) current assets (excluding prepaid expenses) to (ii) current liabilities of not less than 1.25 to 1.0.

          (b) TANGIBLE NET WORTH. Borrower will maintain, at all times, its Tangible Net Worth at not less than $8,500,000.00.

          (c) LIABILITIES/TANGIBLE NET WORTH. Borrower will maintain, at all times, a ratio of (i) total liabilities (excluding any Subordinated Debt), to (ii) Tangible Net Worth of not greater than 1.50 to 1.0.

          (d) DEBT SERVICE. Borrower will maintain, as of the last day of each fiscal quarter, a ratio of (i) EBIDA defined as net income after taxes PLUS depreciation, amortization and other non-cash expenses for the 12-month period ending with such fiscal quarter (including actual, historical rolling four-quarter EBIDA for any Properties acquired during the previous 12 months) LESS any Distributions and non-financed capital expenditures during such 12-month period, to (ii) current maturities of long-term debt (including any current maturities of long term debt associated with the acquisition of any Properties) PLUS interest expense for such 12-month period, of not less than 1.30 to 1.0.

As used herein, the term "TANGIBLE NET WORTH" means, as of any date, Borrower's total assets excluding all intangible assets, LESS total liabilities excluding any Subordinated Debt. As used herein, the term "SUBORDINATED DEBT" means any indebtedness owing by Borrower which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower to Lender, such agreement to be in form and substance acceptable to Lender. As used herein, "DISTRIBUTIONS" shall mean all dividends and other distributions made by Borrower to its shareholders or partners, as the case may be, other than salary, bonuses and other compensation for services. Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to generally accepted accounting principles, consistently applied.

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Horizon Pharmacies, Inc.
November 20, 1997
Page 9

     10. REPORTING REQUIREMENTS. Until (i) the Note, the outstanding Letter of Credit Liabilities and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Document are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower will, unless Bank shall otherwise consent in writing, furnish to
Bank:

          (a) INTERIM FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal quarter, all in form and substance and in reasonable detail satisfactory to Bank and duly certified (subject to year-end review adjustments) by the President and/or Chief Financial Officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied.

          (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal year, in each case audited by independent public accountants of recognized standing acceptable to Bank.

          (c) COMPLIANCE CERTIFICATE. A certificate signed by the President and/or Chief Financial Officer within forty-five (45) days after the end of each quarter of each fiscal year, stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial ratios and covenants set forth in this Loan Agreement.

          (d) BORROWING BASE REPORT. A borrowing base report signed by the President and/or Chief Financial Officer within thirty (30) days after the end of each month of each fiscal year, in form and detail satisfactory to Bank.

          (e) (INVENTORY LISTING. A list of Borrower's inventory by location and type (to include the following: raw materials, work in process and finished goods) within thirty (30) days after the end of each month of each fiscal year, in form and detail satisfactory to Bank.

          (f)  INVENTORY REPORT.   A report of Borrower's physical inventory
     prepared by an independent third party acceptable to Bank within sixty (60) days after the end of each semi-annual period of each fiscal year, in form and detail satisfactory to Bank.

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Horizon Pharmacies, Inc.
November 20, 1997
Page 10

     11. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Loan Agreement:

          (a) The failure, refusal or neglect of Borrower to pay when due any part of the principal of, or interest on, the Note, the Letter of Credit Liabilities or any other indebtedness or obligations owing to Bank by Borrower from time to time.

          (b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents and such failure continues for a period of ten (10) days after receipt of written notice thereof from Bank to Borrower.

          (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Bank and Borrower.

          (d) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect.

          (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower to any third party under any agreement or understanding.

          (f) If Borrower or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due, (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "APPLICABLE BANKRUPTCY LAW") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or
     (vi) fails to pay within thirty (30) days any final money judgment against such party.

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Horizon Pharmacies, Inc.
November 20, 1997
Page 11

          (g) If Borrower or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if Borrower or any Obligated Party is an individual, the death or legal incapacity of any such individual.

          (h) The entry of any judgment against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in excess of $25,000.00, if undischarged, unbonded or undismissed within thirty (30) days after such entry.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term "OBLIGATED PARTY", as used herein, shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Note.

     12. REMEDIES. Upon the occurrence of any one or more of the foregoing Events of Default, (a) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Bank by Borrower at such time shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Bank may, at its option, cease further advances under any of the Note; PROVIDED, HOWEVER, concurrently and automatically with the occurrence of an Event of Default under SUBPARAGRAPH
(f) in the immediately preceding paragraph (i) further advances under the Note shall cease, and (ii) the Note and all other indebtedness owing to Bank by Borrower at such time shall, without any action by Bank, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion upon the occurrence of an Event of Default.

     13. RIGHTS CUMULATIVE. All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

     4. WAIVER AND AGREEMENT. Neither the failure nor any delay on the part of Bank to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for

Horizon Pharmacies, Inc.
November 20, 1997
Page 12

the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

     15. BENEFITS. This Loan Agreement shall be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

     16.  NOTICE.   All notices, requests, demands or other communications
required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

     17. CONSTRUCTION. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Bank's address set forth on the signature page hereof is located.

     18. INVALID PROVISIONS. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

     19. EXPENSES. Borrower shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Bank's rights upon the occurrence of Event of Default.

     20. PARTICIPATION OF THE LOAN. Borrower agrees that Bank may, at its option, sell interests in the Loan and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale, Bank may disclose any financial and other information available to Bank concerning Borrower to each perspective purchaser.

Horizon Pharmacies, Inc.
November 20, 1997
Page 13

     21. ENTIRE AGREEMENT. This Loan Agreement (together with the other Loan Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

     22. CONFLICTS. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

     23. COUNTERPARTS. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

     24. FEES. In consideration of the financial accommodations granted by Bank to Borrower under the Borrowing Base Line of Credit, Borrower agrees to pay to Bank a fee (the "UNUSED FEE") per annum (based on a year of 360 days) equal to one-quarter percent (1/4%) of the average daily unborrowed amount under the Borrowing Base Line of Credit. The Unused Fee shall be payable quarterly in arrears on the first day of each January, April, July and October during the term of the Borrowing Base Line of Credit. Borrower acknowledges that the Unused Fee is required to be paid and is in consideration of Bank taking appropriate action to ensure that all funds that Bank may advance under the Borrowing Base Line of Credit are available to Borrower when Borrower requests same.

     If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

                                        Very truly yours,

                                        BANK ONE, TEXAS, N.A.


                                        By: /s/ Julie Smith
                                           -----------------------------------
                                             Name: Julie Smith
                                                  ----------------------------
                                             Title: Banking Officer
                                                   ---------------------------


                                        Bank's Address:
                                        1717 Main Street
                                        Dallas, Texas 75201

Horizon Pharmacies, Inc.
November 20, 1997
Page 14

ACCEPTED as of the date first written above.

BORROWER:                               Borrower's Address:

HORIZON PHARMACIES, INC.,               275 W. Princeton Avenue
a Texas corporation                     Princeton, Texas 75407



By: /s/ David W. Frauhiger
   -------------------------------
     Name: David W. Frauhiger
          ------------------------
     Title: C.F.O.
           -----------------------